UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

DIGITAL BRANDS GROUP, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

DIGITAL BRANDS GROUP, INC.

1400 Lavaca Street

Austin, TX 78701

INFORMATION STATEMENT

(Preliminary)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Digital Brands Group, Inc.:

This Information Statement is first being mailed on or about November __, 2025 to the holders of record of the issued and outstanding shares of common stock, $0.0001 par value per share (“Common Stock”), of Digital Brands Group, Inc., a Delaware corporation (the “Company”), as of the close of business on September 18, 2025 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting (the “Written Consent”) of the stockholders of the Company owning a majority of the voting power of the outstanding shares of stock (the “Majority Stockholders”) as of the Record Date. Except as otherwise indicated by the context, references in this Information Statement to “we,” “us” or “our” are references to Digital Brands Group, Inc., a Delaware corporation.

The Written Consent:

1.	the reincorporation of the Company from the State of Delaware to the State of Nevada by conversion (the “Nevada Reincorporation”);

2.	approved for purposes of complying with Listing Rule 5635(d) (the “Nasdaq Rule”) of The Nasdaq Stock Market LLC (“Nasdaq”), the Company’s issuance of all shares of Common Stock issuable pursuant to the certain Securities Purchase Agreement, dated August 8, 2025 (the “Original PIPE SPA”), between the Company and certain accredited investors (collectively, the “PIPE Investors”), as amended by that certain Amendment and Addendum to Securities Purchase Agreement, dated September 23, 2025, including, all shares of Common Stock issuable upon conversion of the approximately 15,906.25 shares of Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), issued to the PIPE Investors pursuant to the PIPE SPA (the “PIPE Approval”);

3.	approved for purposes of complying with the Nasdaq Rule, the Company’s issuance of all shares of Common Stock issuable to AAA Tuscaloosa, LLC (“AAA”) pursuant to that certain Exclusive Private Label Manufacturing Agreement, dated effective as of July 16, 2025 (the “AAA Agreement”), between the Company and AAA (the “AAA Approval”); and

4.	approved for purposes of complying with the Nasdaq Rule, the Company’s issuance of all shares of Common Stock issuable to Traffic Holdco, LLC (“Holdco”) pursuant to that certain Exclusive Private Label Manufacturing Agreement, dated effective as of July 16, 2025 (the “Holdco Agreement”), between the Company and Holdco (the “Holdco Approval”); and

5.	approved an amendment to our Sixth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effect a reverse stock split of our Common Stock at a reverse stock split ratio ranging from 1-for-5 to 1-for-250, with the exact ratio to be determined by our Board of Directors (the “Board”) in its sole discretion (the “Reverse Stock Split” and together, with the Nevada Reincorporation, the PIPE Approval, the AAA Approval, and the Holdco Approval, collectively, the “Actions”).

The Written Consent constitutes the consent of a majority of the voting power of the outstanding shares of stock and is sufficient under the General Corporation Law of the State of Delaware (the “DGCL”) and bylaws, as amended (“Bylaws”), to approve the Actions described herein. Accordingly, such Actions are not presently being submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, none of the Actions described herein will not be implemented until a date that is at least twenty (20) days after the date on which this Information Statement has been first mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Exchange Act, to the holders of voting and non-voting stock (“Stockholders”) to notify the Stockholders of the approval of the Actions taken in the Written Consents. Stockholders of record at the close of business on September 18, 2025 are entitled to notice of the Written Consent. Because the Action have been approved by the holders of the required majority of the voting power of our outstanding shares of stock, no proxies were or are being solicited. None of the Actions will be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this notice. We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about November __, 2025.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

John Hilburn Davis IV
Chairman of the Board of Directors
November __, 2025

INTRODUCTION

This Information Statement is being first mailed on or about November __, 2025 to the Stockholders by the Board of Directors of the Company (“Board”) to provide material information regarding the Actions that have been approved by the Written Consent of the Majority Stockholders.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MATTERS DESCRIBED HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the shares of stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS

AND THE MAJORITY STOCKHOLDERS

Under the DGCL and the Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted to consent to such action in writing. The approval of the Actions requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of stock. Each holder of Common Stock is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 5,715,122 shares of Common Stock issued and outstanding, with the holders thereof being entitled to cast one vote per share. On September 22, 2025, the Majority Stockholders adopted the Written Consent approving the Actions as unanimously approved and recommended by the Board.

CONSENTING STOCKHOLDERS

On September 22, 2025, the Majority Stockholders, being the record holder of 3,175,493 shares of Common Stock adopted the Written Consent containing, among other things, resolutions approving the adoption and approval of the Actions. The voting power held by the Majority Stockholders represented approximately 55.45% of the total voting power of all issued and outstanding shares of voting stock of the Company as of the Record Date.

We are not seeking written consent from any other stockholders of the Company, and the other stockholders will not be given an opportunity to vote with respect to the Actions. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the Actions were taken by Written Consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

REINCORPORATION FROM DELAWARE TO NEVADA

Principal Terms of the Nevada Reincorporation

Our Board has unanimously approved, and recommended that our stockholders approve, the Nevada Reincorporation, pursuant to which the Company would be converted from a corporation organized under the laws of the State of Delaware to the Nevada Corporation, and adopt the Nevada Reincorporation Resolutions.

The Nevada Reincorporation will be effected through a conversion pursuant to Section 266 of the DGCL, and Sections 92A.195 and 92A.205 of the Nevada Revised Statutes, as amended (the “NRS”), substantially as set forth in the plan of conversion (the “Plan of Conversion”), included as Exhibit A to this Information Statement.

Upon the Nevada Reincorporation, among other things:

●	the corporate existence of the Company will not cease, and the Company will continue in existence as a Nevada corporation and will continue to operate our business under the current name “Digital Brands Group, Inc.”;

●	the internal affairs of the Company will be subject to Nevada law and cease to be governed by Delaware law;

●	the Company will cease to be governed by the Certificate of Incorporation filed with the Secretary of State of Delaware (as amended, the “Delaware Charter”), and the Delaware Bylaws, and will instead be subject substantially to the provisions of the proposed Nevada articles of incorporation (the “Nevada Charter”) and the proposed Nevada bylaws (the “Nevada Bylaws”), forms of which are attached as Exhibit B and Exhibit C, respectively, to this Information Statement;

●	the Nevada Reincorporation will not result in any change to our daily business operation, the present location of our headquarters, obligations, assets, liabilities, net worth, or financial condition and results of operations (other than as a result of the transaction costs related to the Nevada Reincorporation);

●	each outstanding share of our Common Stock, par value $0.0001 per share will be automatically converted into one outstanding share of Common Stock, par value $0.0001 per share of the Nevada Corporation pursuant to the Plan of Conversion;

●	Stockholders will not need to exchange their existing stock certificates or book entry entitlements for new stock certificates or book entry entitlements, respectively; and

●	Each outstanding restricted stock award, restricted stock unit (including performance units), option or right to acquire shares of our Common Stock, will continue in existence and automatically become a restricted stock award, restricted stock unit, option or right to acquire an equal number of shares of Common Stock of the Nevada Corporation under the same terms and conditions.

For detailed information regarding the changes after Nevada Reincorporation, please refer to the discussions entitled “Certain Differences in Stockholder Rights under Delaware and Nevada Law” and “Certain Differences Between the Delaware Charter and Bylaws and the Nevada Charter and Bylaws” below.

In connection with the Nevada Reincorporation, the Company intends to make filings with the Secretary of State of Nevada and the Secretary of State of Delaware to effect the Nevada Reincorporation.

The Nevada Reincorporation may be delayed by our Board, or the Plan of Conversion may be terminated and abandoned by action of our Board, at any time prior to the effectiveness of the conversion, if our Board determines for any reason that such delay or abandonment would be in the best interests of the Company and all of its stockholders.

Principal Reasons for the Nevada Reincorporation

Among other things, Nevada Reincorporation will eliminate our obligation to pay the annual Delaware franchise tax that will result in significant savings to us in the future. Under Nevada law, there is no obligation to pay annual franchise taxes and there are no capital stock taxes or inventory taxes. In addition, under Nevada law, there are minimal reporting and corporate disclosure requirements and the identity of the corporate shareholders is not a part of the public record. Otherwise, the general corporation laws of the States of Delaware and Nevada are quite similar as both states have liberal incorporation laws and favorable tax policies. As detailed below under “The Rights of the Shareholders Will Now be Governed by Nevada Law instead of Delaware Law” and “Certain Differences in Stockholder Rights under Delaware and Nevada Law”, there are differences in Delaware law and Nevada law that may affect the rights of shareholders. However, with respect to our Nevada Reincorporation, we will endeavor to make no substantive changes in the provisions and terms of the Nevada Charter and Nevada Bylaws from the provisions and terms of our current Delaware Charter and Delaware Bylaws.

The Nevada Reincorporation is not being effected to prevent a change in control, nor is it in response to any present attempt known to our Board to acquire control of the Company or obtain representation on our Board. Nevertheless, certain effects of the proposed Nevada Reincorporation may be considered to have anti-takeover implications simply by virtue of being subject to Nevada law. For example, in responding to an unsolicited bidder, the NRS authorizes directors to consider not only the interests of stockholders, but also the interests of employees, suppliers, creditors, customers, the economy of the state and nation, the interests of the community and society in general, and the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. For a discussion of these and other differences between the laws of Delaware and Nevada, see “Certain Differences in Stockholder Rights under Delaware and Nevada Law” below.

In addition, we believe the Nevada Reincorporation will result in less unmeritorious litigation against the corporation and our directors and officers, which in turn would better allow our directors and officers to focus on the business and save the Company the costs of such litigation. Though the DGCL was recently amended to, among other things, increase protections for officers of a corporation, we believe Nevada strikes a better balance between the benefits and costs of litigation to the Company and its stockholders than does Delaware because Nevada has a statute-focused approach to corporate law whereas Delaware’s approach depends upon judicial interpretation that lends itself to greater uncertainty.

The increasing frequency of claims and litigation in Delaware brought by financially-interested law firms against corporations and their directors and officers creates unnecessary distraction and costs for businesses, especially businesses in competitive and innovative industries. The absence of statutory bright-line standards in Delaware for transactions that may involve a controlling stockholder has encouraged law firms to test new theories of liability and broaden the definition of who is in control, what transactions should be deemed conflicted and how strict the standards should be for cleansing such transactions.

Delaware law permits a corporation to adopt provisions limiting or eliminating the liability of a director or an officer to a company and its stockholders for monetary damages for breach of fiduciary duty, provided that the liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Nevada law permits a broader exclusion of individual liability of both officers and directors to a company and its stockholders, though the impact of this distinction is generally untested and unclear. Nevada law provides for an exclusion of damages as a result of any director’s or officer’s act or failure to act, unless the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the company has been rebutted and it is proven that the director’s or officer’s act or failure to act constituted a breach of their fiduciary duties in that capacity and such breach involved intentional misconduct, fraud or a knowing violation of law. The Nevada Reincorporation will allow us to eliminate any liability of directors or officers for a breach of the duty of loyalty unless arising from intentional misconduct, fraud or a knowing violation of law. As discussed below, Nevada law also takes a different approach than Delaware with respect to stockholder inspection rights, which we believe may balance stockholder rights to accountability while mitigating the unmeritorious use of inspection rights.

Certain Risks Associated with the Nevada Reincorporation

Although our Board believes that the Nevada Reincorporation is in the best interests of the Company and its stockholders, there can be no assurance that the Nevada Reincorporation will result in all or any of the benefits described in this Proxy Statement, including the benefits of or resulting from incorporation under Nevada or the application of Nevada law to the internal affairs of the Company.

For the Company’s comparison of stockholders’ rights and the material substantive provisions that apply to the Board and executive officers under Delaware and Nevada law, see “Certain Differences in Stockholder Rights under Delaware and Nevada Law” and “Certain Differences Between the Delaware Charter and Bylaws and the Nevada Charter and Bylaws” below.

Extensive Delaware Case Law and Established Court System

Delaware has historically been the state in which a majority of public companies incorporate. A potential disadvantage of reincorporating from Delaware to Nevada is that Delaware for many years has followed a policy of encouraging incorporation in that State and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that Delaware periodically updates and revises to meet changing business needs. Because of Delaware’s prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. Because Nevada case law concerning the effects of its statutes and regulations is more limited, the Company and its stockholders may experience less predictability with respect to legality of corporate affairs and transactions and stockholders’ rights to challenge them. However, it appears that Nevada is emulating, and in certain cases surpassing, Delaware in creating a corporation-friendly environment.

We will endeavor to adapt as closely as possible the Nevada incorporation and bylaws documents to the existing Delaware documents.

Certain Differences Between Delaware and Nevada Law

Although our Board believes that the rights of stockholders under the DGCL and the NRS are substantially equivalent, at least on balance of the relevant considerations against one another and as relevant to the Company, the DGCL and Delaware case law collectively are different in certain respects than the NRS and existing Nevada case law in ways that may affect the rights of our stockholders. Please see the Company’s summary of certain differences in the section titled “Certain Differences in Stockholder Rights under Delaware and Nevada Law.” For instance, as further explained in the Company’s summary below, under the NRS, a stockholder may inspect a Nevada corporation’s articles, bylaws and stock ledger, subject to certain limitations, if such stockholder holds at least 5% of the outstanding shares of stock of the Nevada corporation or has been a holder of shares for at least six months. In addition, the NRS provides that a stockholder may inspect the books of account and financial statements of a Nevada corporation if such stockholder holds at least 15% of the outstanding shares of stock of the Nevada corporation; however, these additional inspection rights may not be available for stockholders of publicly traded companies. The DGCL, on the other hand, does not require that a stockholder hold a certain number of shares or hold such shares for a stated period of time prior to exercising their books and records inspection rights. Thus, it is possible that some of our stockholders entitled to make a books and records demand today (as stockholders in a Delaware corporation) will not be able to make a similar demand following the Nevada Reincorporation.

Further, as discussed above, the NRS expressly provides that it does not prohibit directors or officers from considering, approving or taking an action that factors in stakeholders other than the corporation’s stockholders, such as employees, suppliers and the community. Under Delaware law, on the other hand, there is no express statutory authority to consider such purposes, and fiduciary duties in most circumstances require directors to seek to maximize the value of the corporation for the long-term benefit of the stockholders unless the corporation is specifically incorporated as a public benefit corporation. As a result, as a Nevada corporation, it is possible that our directors and officers may consider the interests of other constituencies in a manner different from what Delaware law may require.

Transaction Costs and Litigation Risk

We have incurred and will incur certain costs in connection with the Nevada Reincorporation, including certain filing fees and legal and other transaction costs. We believe a majority of the costs related to the transaction have already been incurred or will be incurred in connection with the delivery of this Information Statement to stockholders regardless of whether the Nevada Reincorporation is ultimately completed. Many of the expenses that will be incurred and other potential transaction costs are difficult to accurately estimate at the present time, and additional unanticipated costs may be incurred in connection with the Nevada Reincorporation.

It is also possible that the Nevada Reincorporation, regardless of merit, results in litigation, with additional expense and distraction for the Company. Further, if a court determines that any such litigation has merit, we may be required to pay substantial monetary damages or attorneys’ fees.

Certain Differences in Stockholder Rights between Delaware and Nevada Law

The rights of our Stockholders are currently governed by Delaware law and the Delaware Charter and Delaware Bylaws. Following completion of the Nevada Reincorporation, the rights of our Stockholders will be governed by the NRS, the Nevada Charter and the Nevada Bylaws.

The statutory corporate laws of the State of Nevada, as governed by the NRS, are similar in many respects to those of Delaware, as governed by the Delaware General Corporation Law. However, there are certain differences that may affect your rights as a stockholder, as well as the corporate governance of the corporation.

The following are summaries of certain material differences between the current rights of stockholders of the Company and the rights of stockholders following the Nevada Reincorporation. The following discussion does not provide a complete description of the differences that may affect you. This summary is qualified in its entirety by reference to the NRS and DGCL as well as the Delaware Charter and Delaware Bylaws and the Nevada Charter and Nevada Bylaws.

General

As discussed above under “Certain Risks Associated with the Nevada Reincorporation,” Delaware for many years has followed a policy of encouraging incorporation in that State and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that Delaware periodically updates and revises to meet changing business needs. Because of Delaware’s prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. Because Nevada case law concerning the governing and effects of its statutes and regulations is more limited, the Company and its stockholders may experience less predictability with respect to the legality of corporate affairs and transactions and stockholders’ rights to challenge them.

Removal of Directors

Under Delaware law, directors of a corporation without a classified board may be removed with or without cause by the holders of a majority of shares then entitled to vote in an election of directors. Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. Nevada does not distinguish between removal of directors with or without cause.

Limitation on Personal Liability of Directors

Under Nevada law it is not necessary to adopt provisions in the articles of incorporation limiting personal liability as this limitation is provided by statute. A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit.

While Nevada law has a similar provision permitting the adoption of provisions in the articles of incorporation limiting personal liability, the Nevada provision differs in three respects. First, the Nevada provision applies to both directors and officers. Second, while the Delaware provision excepts from the limitation on liability a breach of the duty of loyalty, the Nevada counterpart does not contain this exception. Third, Nevada law expressly excludes directors and officers from liabilities owed to creditors of the corporation. Thus, the Nevada provision expressly permits a corporation to limit the liability not only of directors, but also of officers, and permits limitation of liability arising from a breach of the duty of loyalty and from obligations to the corporation’s creditors.

Indemnification of Officers and Directors and Advancement of Expenses

Although Delaware and Nevada law have substantially similar provisions regarding indemnification by a corporation of its officers, directors, employees and agents, Delaware and Nevada law differ in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless its certificate of incorporation or bylaws provide for mandatory advancement. Under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation.

Action by Written Consent of Directors

Both Delaware and Nevada law provide that, unless the articles or certificate of incorporation or the bylaws provide otherwise, any action required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent to the action in writing.

Actions by Written Consent of Stockholders

Both Delaware and Nevada law provide that, unless the articles or certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote consent to the action in writing. Delaware law requires a corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. Nevada law does not require notice to the stockholders of action taken by less than all of the stockholders.

Dividends

Delaware law is more restrictive than Nevada law with respect to when dividends may be paid. Under Delaware law, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, Delaware law provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Nevada law provides that no distribution (including dividends on, or redemption or repurchase of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders.

Restrictions on Business Combinations

Both Delaware and Nevada law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Under Delaware law, a corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders, is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time the stockholder became an interested stockholder, unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s Board and by the holders of at least two-thirds of the corporation’s outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Delaware law defines “interested stockholder” generally as a person who owns 15% or more of the outstanding shares of a corporation’s voting stock.

Nevada law regulates business combinations more stringently. Nevada law defines an interested stockholder as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation. In addition, combinations with an interested stockholder remain prohibited for three years after the person became an interested stockholder unless (i) the transaction is approved by the Board or the holders of a majority of the outstanding shares not beneficially owned by the interested party, or (ii) the interested stockholder satisfies certain fair value requirements. As in Delaware, a Nevada corporation may opt out of the statute with appropriate provisions in its articles of incorporation.

Special Meetings of the Stockholders

Delaware law permits special meetings of stockholders to be called by the Board or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholders meeting. Nevada law permits special meetings of stockholders to be called by the entire Board, any two directors, or the President, unless the articles of incorporation or bylaws provide otherwise.

Annual Meetings Pursuant to Petition of Stockholders

Delaware law provides that a director or a stockholder of a corporation may apply to the Court of Chancery of the State of Delaware if the corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors instead of an annual meeting for a period of 30 days after the date designated for the annual meeting or, if there is no date designated, within 13 months after the last annual meeting. Nevada law is more restrictive. Under Nevada law, stockholders having not less than 15% of the voting interest may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that purpose within 18 months after the last meeting at which directors were elected. The Nevada Reincorporation may make it more difficult for our stockholders to require that an annual meeting be held without the consent of the Board.

Adjournment of Stockholder Meetings

Under Delaware law, if a meeting of stockholders is adjourned due to lack of a quorum and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. Under Nevada law, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting or the meeting date is adjourned to a date more than 60 days later than the date set for the original meeting, in which case a new record date must be fixed and notice given.

Duration of Proxies

Under Delaware law, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period. Under Nevada law, a proxy is effective only for a period of six months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed seven years. Nevada law also provides for irrevocable proxies, without limitation on duration, in limited circumstances.

Stockholder Vote for Mergers and Other Corporate Reorganizations

Delaware law requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the Board, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. A Nevada corporation may provide in its articles of incorporation that the corporation may sell, lease or exchange all or substantially all of its assets upon approval by the Board without the requirement of stockholder approval. Currently, no such provision is contemplated to be contained in the articles of incorporation of the Company. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the plan of merger does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. Nevada law does not require a stockholder vote of the surviving corporation in a merger under substantially similar circumstances.

Increasing or Decreasing Authorized Shares

Nevada law allows the board of directors of a corporation, unless restricted by the articles of incorporation, to increase or decrease the number of authorized shares in the class or series of the corporation’s shares and correspondingly effect a forward or reverse split of any such class or series of the corporation’s shares without a vote of the stockholders, so long as the action taken does not change or alter any right or preference of a stockholder and does not include any provision or provisions pursuant to which only money will be paid or scrip issued to stockholders who hold 10% or more of the outstanding shares of the affected class and series, and who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares. Delaware law allows the board of directors of a corporation, unless restricted by the certificate of incorporation, to increase or decrease the number of authorized shares in the class or series of the corporation’s shares and correspondingly effect a forward split of any such class or series of the corporation’s shares without a vote of the stockholders, provided that the corporation has only one class of outstanding stock and that class is not divided into series.

Stockholder Inspection Rights

Under Delaware law, any stockholder or beneficial owner of shares may, upon written demand under oath stating the proper purpose thereof, either in person or by attorney, inspect and make copies and extracts from a corporation’s stock ledger, list of stockholders and its other books and records for any proper purpose.

Under Nevada law, certain stockholders have the right to inspect the books of account and records of a corporation for any proper purpose. The right to inspect the books of account and all financial records of a corporation, to make copies of records and to conduct an audit of such records is granted only to a stockholder who owns at least 15% of the issued and outstanding shares of a corporation, or who has been authorized in writing by the holders of at least 15% of such shares. A Nevada corporation may require a stockholder to furnish the corporation with an affidavit that such inspection is for a proper purpose related to his or her interest as a stockholder of the corporation.

Certain Differences Between the Delaware Charter and Bylaws and the Nevada Charter and Bylaws

The Nevada Charter and the Nevada Bylaws have been drafted with an intent to reflect the Delaware Charter and the Delaware Bylaws to the extent legally possible. Nonetheless, because of differences between the NRS and the DGCL, certain differences will be in effect. Certain differences between the Nevada Charter and Nevada Bylaws and the Delaware Charter and Delaware Bylaws are summarized below.

Provision	Delaware	Nevada
Charter Regarding Limitation of Liability	The Delaware Charter provides that, to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (c) for the payment of unlawful dividends, stock repurchases or redemptions; or (d) for any transaction in which the director received an improper personal benefit.	The NRS, which the Nevada Charter follows, provides that directors and officers are not individually liable to the Company, its stockholders or creditors, except for breaches of such person’s fiduciary duties as a director or officer where such breach involved intentional misconduct, fraud or a knowing violation of law. Note that Nevada law, which covers both directors and officers, does not categorically exempt breaches of duty of loyalty from exculpation. Liability for improper payment of dividends is subject to the same exculpatory standard applicable to other liabilities.

Charter Regarding Indemnitee’s Right to Advanced Payment of Expenses	The Delaware Charter does not specify whether an indemnitee’s right to advanced payment of expenses related to a proceeding is subject to the satisfaction of any standard of conduct nor is it conditioned upon any prior determination that the indemnitee is entitled to indemnification with respect to the related proceeding (or the absence of any prior determination to the contrary) proceeding (or the absence of any prior determination to the contrary).	The Nevada Charter specifically provides that an indemnitee’s right to advance payment of expenses related to a proceeding is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that the indemnitee is entitled to indemnification with respect to the related proceeding or the absence of any prior determination to the contrary.

Bylaws Regarding Proxies	Under the DGCL, no proxy authorized by a stockholder shall be valid after three years from the date of its execution unless the proxy provides for a longer period.	The Nevada Bylaws provide that no proxy shall be voted or acted upon after six months from its date, unless the proxy provides for a longer period, which may not exceed seven years unless the proxy is deemed irrevocable pursuant to the applicable provisions of the NRS.

The Rights of the Shareholders Will Now be Governed by Nevada Law instead of Delaware Law

The general corporation laws of the State of Nevada will now govern the rights of our stockholders rather than the general corporation laws of the State of Delaware. In the Nevada Reincorporation, we have made an effort not to make any substantive changes in the Nevada Charter or Nevada Bylaws from the Delaware Charter and Delaware Bylaws. Such items such as the Company’s duration, the authorized capitalization, rights to issue preferred stock, no cumulative voting rights and the par values of the classes of shares remain the same.

Furthermore, Nevada law and Delaware law are quite similar with respect to the governing of corporate actions and shareholders’ rights. Nonetheless, there are a few differences in the laws, which may affect your rights or interests. The following is a summary of certain of those considerations.

Delaware has a well-developed body of case law interpreting shareholders rights. Nevada case law concerning the governing and effects of its statutes and regulations is limited and thus you will have more uncertainty concerning the legality of corporate transactions and your right to challenge those transactions.

Under Nevada Law, a director may be removed by a 2/3 vote of the shareholders. Previously, under Delaware Law a vote by only a majority of the shareholders is required to remove a director. The majority of the directors present at a meeting of the board may fill vacancies in the board under Nevada Law even if no quorum is present.

Nevada Law permits greater latitude in indemnifying officers and directors and the ability to shield the officers and directors for liabilities. However, the Nevada Charter and Nevada Bylaws provide the same indemnification and liability protections as the current Delaware documents.

Accounting Consequences

We do not anticipate that any significant accounting consequences would arise as a result of the Nevada Reincorporation.

Appraisal Rights

We are a Delaware corporation and are governed by the DGCL. Holders of our Common Stock do not have appraisal or dissenter’s rights under the DGCL in connection with the Nevada Reincorporation.

APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), OF THE ISSUANCE OF ALL SHARES OF COMMON STOCK ISSUABLE PURSUANT TO THE PIPE SPA

Background

On August 13, 2025, the Company and the PIPE Investors held the initial closing (the “Initial Closing”) with respect to a private investment in public equity pursuant to Original PIPE SPA, dated as of August 8, 2025, between the Company and the PIPE Investors. At the Initial Closing, the Company issued to the Initial Investors an aggregate of approximately 14,031.25 shares Series D Preferred Stock, which shares are convertible into shares Common Stock at a conversion price equal to 80% of the lowest closing price of the Common Stock for each of the five trading days immediately preceding the applicable conversion date. At the Initial Closing, the Series D Preferred Stock had a stated value of $1,000 per share, or approximately $14,031,250 in the aggregate, resulting in aggregate gross cash proceeds of approximately $11,225,000 to the Company at the Initial Closing, before deducting placement agent fees and other offering expenses.

The shares of Series D Preferred Stock issued at the Initial Closing were issued pursuant to that certain Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (the “Initial Series D COD”) filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on August 8, 2025. The Company agreed to file one or more registration statements with the SEC covering the resale of all shares of Common Stock issuable upon conversion of the Series D Preferred Stock pursuant to that certain Registration Rights Agreement entered into between the Company and the PIPE Investors on August 8, 2025 (the “Registration Rights Agreement”).

On September 23, 2025, the Company and the PIPE Investors entered into that certain Amendment and Addendum to Securities Purchase Agreement (the “PIPE SPA Amendment” and together with the Original PIPE SPA, the “PIPE SPA”), whereby the Original PIPE SPA was amended to provide for (i) the Company’s sale and issuance of an additional 1,875 shares of Series D Preferred Stock (the “Additional Series D Shares”), (ii) an amendment to the Initial Registration Rights Agreement (as defined below) to extend the Company’s deadline to file the resale registration statement covering the resale of the shares of Common Stock issuable upon the conversion of the Series D Preferred Stock, including the shares of Common Stock issuable upon the conversion of the Additional Series D Shares (the “Resale Registration Statement”) to December 1, 2025, and (iii) an amendment to the Initial Series D COD, increasing the Stated Value (as defined in the Series D COD) of the Series D Preferred Stock from $1,000 per share to $1,150 per share. The Additional Series D Shares are subject to the same conversion terms as the shares of Series D Preferred Stock issued at the Initial Closing.

At the second closing under the Purchase Agreement on September 26, 2025 (the “Second Closing”), the Company issued the Additional Series D Shares for aggregate gross cash proceeds of $1,500,000 to the Company, reflecting an aggregate stated value of $2,156,250, or $1,150 per share. In connection with the Second Closing, on September 25, 2025, the Company amended the Initial Series D COD by filing that certain First Amendment to Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of Digital Brands Group, Inc. (the “Series D COD Amendment” and together with the Initial Series D COD, the “Series D COD”) with the Delaware Secretary of State, which increased the (i) number of authorized shares of Series D Preferred Stock from 15,000 shares to 17,500 shares, and (ii) Stated Value from $1,000 per share $1,150 per share.

Except as expressly provided in the Series D COD, the PIPE Investors shall not convert any shares of Series D Preferred Stock into shares of Common Stock (such converted shares, the “PIPE Conversion Shares”) to the extent that such conversion would result in the PIPE Investor beneficially owning in excess of 19.99% of the aggregate issued and outstanding shares of Common Stock until the Company has obtained approval as required by the Nasdaq Rule with respect to the issuance of the Conversion Shares.

The foregoing descriptions of the PIPE SPA and related documents do not purport to be a complete description and are qualified in their entirety by reference to the full text of such documents, which are attached at exhibits to the Current Report on Form 8-K filed by Company with the SEC on each of August 13, 2025 and September 26, 2025.

PIPE Approval

The Nasdaq Rule requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the Company of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) equal to 20% or more of the outstanding shares of Common Stock, or 20% or more of the voting power of the Company outstanding, before such issuance for a price that is less than the lower of (i) the closing price of the Common Stock immediately preceding the signing of the binding agreement for the issuance of such securities, or (ii) the average closing price of the Common Stock for the five (5) trading days immediately preceding the signing of such binding agreement.

Pursuant to the Written Consent, the Stockholders approved the issuance of all PIPE Conversion Shares issuable under the PIPE SPA and the Series D COD in compliance with the Nasdaq Rule (the “PIPE Issuance”). In accordance with Rule 14c-2 under the Exchange Act, the PIPE Approval is expected to become effective twenty (20) calendar days following the mailing of the Definitive Information Statement.

Potential Consequences if the Issuance of the PIPE Conversion Shares Was Not Approved

If the Stockholders did not approve the issuance of the PIPE Conversion Shares under the PIPE SPA, the Company would be unable to issue the PIPE Conversion Shares in excess of the amounts permitted under the Nasdaq Rule and as required pursuant to the PIPE SPA. As a result, the Company would be prevented from accessing the full amount of funding available under the PIPE SPA and would not be able satisfy all of its conditions pursuant thereto.

PIPE Conversion Share Issuance Impact on Current Stockholders

The issuance of the PIPE Conversion Shares will dilute current stockholder voting power, potential earnings per share, liquidation rights, and may reduce the book and market value of our Common Stock.

APPROVAL OF THE ISSUANCE OF ALL SHARES OF COMMON STOCK

TO AAA UNDER THE AAA AGREEMENT

Background

On July 21, 2025, the Company signed and entered into that certain Exclusive Private Label Manufacturing Agreement (the “AAA Agreement”) with AAA Tuscaloosa, LLC (“AAA”). Although the AAA Agreement has a stated effective date of July 16, 2025, the AAA Agreement did not become a binding obligation of the Company until it was fully executed by the parties on July 21, 2025. AAA is acting as the name, image, and likeness (“NIL”) marketing agent for student-athletes attending the University of Alabama (the “University”). Pursuant to the terms of the AAA Agreement, AAA engaged the Company to manufacture private label knit apparel products for the University as set forth in the AAA Agreement, but excluding any and all jerseys, polo shirts, collared shirts, quarter zips, and t-shirts or sweatshirts featuring the NIL, or trademark owned by a student-athlete or any game-related or team-related content (the “Alabama Exclusive Apparel Products”). Such Alabama Exclusive Apparel Products, manufactured exclusively by the Company, are to be sold directly by AAA through its website or any brick-and-mortar locations in Tuscaloosa, Alabama.

The Company has general discretion to develop designs, technical specifications, and prototypes for the Alabama Exclusive Apparel Products and has agreed to use its best efforts to invest approximately $1,000,000 in its continued marketing, technology and product development by the end of 2025, with the majority of such investment to be deployed by the Company on digital ad spend, influencer marketing and related expenses.

The AAA Agreement is for a term of 3-years (the “Alabama Term”), with the option to renew for successive one-year terms. During the Alabama Term, AAA has agreed to only engage the Company to produce the Alabama Exclusive Apparel Products. In exchange, the Company agreed to issue, subject to any additional shares issuable in the future pursuant to the AAA Agreement, $1,000,000 worth of Common Stok for each year of the Alabama Term, or up to approximately 360,577 shares (the “AAA Shares”). In the event the Alabama Term is extended, the Company shall issue AAA an additional $1,000,000 of common stock for each such one-year extension. The number of AAA Shares issued shall be based on the volume-weighted average price of the Common Stock, shall vest immediately upon issuance, and include a guaranteed make-whole provisions for the first 15-months to guarantee the total dollar value of the AAA Shares, such that if the price of the common stock declines, the Company shall issue either additional shares of Common Stock or cash to make up such difference. Any additional AAA Shares shall be registered and made available for sale, subject to the approval of the SEC, and shall be delivered to AAA within 90 days following each anniversary of the effective date of the AAA Agreement, provided that AAA continues to maintain its exclusive engagement with the Company.

Pursuant to the AAA Agreement, (i) issuance of the AAA Shares is subject to approval by the Stockholders and (ii) AAA assigned all of its voting interests with respect to its shares of Company common stock via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer.

The foregoing descriptions of the AAA Agreement and related documents do not purport to be a complete description and are qualified in their entirety by reference to the full text of such documents, which are attached at exhibits to the Current Report on Form 8-K filed by Company with the SEC on July 24, 2025.

AAA Approval

Pursuant to the Written Consent, the Stockholders approved the issuance of all AAA Shares issuable under the AAA Agreement and in accordance with the applicable Nasdaq Rule. In accordance with Rule 14c-2 under the Exchange Act, the AAA Approval is expected to become effective twenty (20) calendar days following the mailing of the Definitive Information Statement

Potential Consequences if the Issuance of all AAA Shares Was Not Approved

If the Stockholders did not approve the issuance of the AAA Shares under the AAA Agreement, the Company would be unable to issue the AAA Shares in excess of the amounts permitted under the Nasdaq Rule and as required pursuant to the AAA Agreement. As a result, the Company would be prevented from accessing the expected benefits negotiated pursuant to the AAA Agreement and would not be able satisfy all of its conditions pursuant thereto.

Impact of AAA Share Issuance on Current Stockholders

The issuance of the AAA Shares will dilute current stockholder voting power, potential earnings per share, liquidation rights, and may reduce the book and market value of our Common Stock.

APPROVAL OF THE ISSUANCE OF ALL SHARES OF COMMON STOCK

TO HOLDCO UNDER THE HOLDCO AGREEMENT

Background

On July 21, 2025, the Company signed and entered into that certain Exclusive Private Label Manufacturing Agreement (the “Holdco Agreement”) with Traffic Holdco, LLC (“Holdco”). Although the Holdco Agreement has a stated effective date of July 16, 2025, the Holdco Agreement did not become a binding obligation of the Company until it was fully executed by the parties on July 21, 2025. Holdco is acting as the NIL marketing agent for many universities (the “University Clients”) and holds the necessary licenses (the “Local Licenses”) to grant exclusive manufacturing rights to produce apparel products bearing the University Clients’ logos and trademarks, and using student-athlete NIL for distribution as a local licensee of the University Clients.

Pursuant to the terms of the Holdco Agreement, Holdco engaged the Company to manufacture private label knit apparel products for the University Clients as set forth in the Holdco Agreement, but excluding any and all jerseys, polo shirts, collared shirts, quarter zips, and t-shirts or sweatshirts featuring the NIL, or trademark owned by a student-athlete or any game-related or team-related content (the “University Client Exclusive Apparel Products”). Such University Client Exclusive Apparel Products, manufactured exclusively by the Company, are to be sold directly by the University Clients through their respective websites or any brick-and-mortar locations within close proximity to such University Clients.

Holdco has guaranteed that at least three University Clients will grant the Company exclusive manufacturing rights with respect to University Client Exclusive Apparel Products, whereby each of the University Clients will enter into a private label manufacturing agreement (each, an “Authorized Manufacturing Agreement”) with the Company, with current plans to secure additional agreements from collegiate institutions, including, but not limited to, institutions from the Southeastern Conference and the Big Ten Conference.

The Company has general discretion to develop designs, technical specifications, and prototypes for the University Client Exclusive Apparel Products. In connection with the Company’s continued marketing, technology and product development initiatives, it has agreed to use its best efforts to invest approximately $1,000,000 during the first year of each Authorized Manufacturing Agreement it enters into with each University Client, with the majority of such investment to be deployed by the Company on digital ad spend, influencer marketing and related expenses.

The Holdco Agreement is for a term of 3-years (the “Holdco Term”), with the option to renew for successive one-year terms, and Holdco has agreed to engage the Company on an exclusive basis to produce the University Client Exclusive Apparel Products during the Holdco Term.

In exchange, the Company agreed to issue Holdco $1,000,000 worth of Common Stock, based on the WVAP, for each year of the Holdco Term for each University Client that enters into an Authorized Manufacturer Agreement with the Company. Such shares will be issued to Holdco up front for all 3 years of the Holdco Term and are to be issued upon the signing of each subject Authorized Manufacturer Agreement. For example, if three University Clients enter into Authorized Manufacturer Agreements, the Company will issue $9,000,000 in Common Stock to Holdco, or $3,000,000 worth of Common Stock per University Client. Pursuant to the Holdco Agreement, Holdco assigned all of its voting interests with respect to all Holdco Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer.

The foregoing descriptions of the Holdco Agreement and related documents do not purport to be a complete description and are qualified in their entirety by reference to the full text of such documents, which are attached at exhibits to the Current Report on Form 8-K filed by Company with the SEC on July 24, 2025

Holdco Approval

Pursuant to the Written Consent, the Stockholders approved the issuance of all Holdco Shares issuable under the Holdco Agreement and in accordance with the applicable Nasdaq Rule. In accordance with Rule 14c-2 under the Exchange Act, the Holdco Approval is expected to become effective twenty (20) calendar days following the mailing of the Definitive Information Statement

Potential Consequences if the Issuance of all Holdco Shares Was Not Approved

If the Stockholders did not approve the issuance of the Holdco Shares under the Holdco Agreement, the Company would be unable to issue the Holdco Shares in excess of the amounts permitted under the Nasdaq Rule and as required pursuant to the Holdco Agreement. As a result, the Company would be prevented from accessing the expected benefits negotiated pursuant to the Holdco Agreement and would not be able satisfy all of its conditions pursuant thereto.

Impact of Holdco Share Issuance on Current Stockholders

The issuance of the Holdco Shares will dilute current stockholder voting power, potential earnings per share, liquidation rights, and may reduce the book and market value of our Common Stock

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A REVERSE STOCK SPLIT RATIO RANGING FROM 1:2 TO 1:250, AS DETERMINED BY THE BOARD IN ITS SOLE DISCRETION

The Majority Stockholders approved an amendment to our Certificate of Incorporation to effect a reverse stock split of our Common Stock at a reverse stock split ratio ranging from 1:2 to 1:250 as may be determined at the appropriate time, if and when implemented, by our Board, in its sole discretion (the “Reverse Stock Split”). This means that our Board will be able to decide whether and when to effect the Reverse Stock Split without further action from the stockholders.

Reasons for a Reverse Stock Split

Maintaining our Listing on Nasdaq

The primary purpose of the Reverse Stock Split is to raise the per share trading price of our Common Stock in order to maintain our listing on The Nasdaq Capital Market. Delisting from Nasdaq may adversely affect our ability to raise additional financing through the public or private sale of our equity securities, may significantly affect the ability of investors to trade in our securities and may negatively affect the value and liquidity of our Common Stock. Delisting may also have other negative impacts, including potential loss of employee confidence, the loss of institutional investors, the loss of analyst coverage or the loss of business development opportunities.

Potentially Improving the Marketability and Liquidity of our Common Stock

The Board believes that an increased stock price may also improve the marketability and liquidity of our Common Stock. For example, many brokerages, institutional investors and funds have internal policies that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers by restricting or limiting the ability to purchase such stocks on margin. Additionally, investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

Decreasing the Risk of Market Manipulation of our Common Stock

The Board believes that the potential increase in stock price may reduce the risk of market manipulation of our Common Stock, which we believe is enhanced when our stock trades below $1.00 per share. By reducing market manipulation risk, we may also thereby potentially decrease the volatility of our stock price.

Providing us the Ability to Issue Additional Securities

If implemented, a Reverse Stock Split would result in an increase to the number of authorized, but unissued and unreserved, shares of our Common Stock. The increased number of shares would provide flexibility to us for raising capital, repurchasing debt, providing equity incentives to employees, officers, directors, consultants and advisors (including pursuant to our equity compensation plan), expanding our business through the acquisition of other businesses, and for other purposes. However, at present, we do not have any specific plans, arrangements, understandings or commitments to implement the Reverse Stock Split or for the purpose of any additional shares that would become available in connection therewith.

Accordingly, for these and other reasons, the Board believes that a Reverse Stock Split is in the best interests of us and our stockholders. A copy of the draft of the amendment to our Certificate of Incorporation providing for the Reverse Stock Split is attached hereto as Exhibit D.

Criteria to be Used for Determining Whether to Implement a Reverse Stock Split

This proposal gives our Board the discretion with respect to (i) when, and if, to effect the Reverse Stock Split, if at all and (ii) asset the Reverse Stock Split ratio from within a range between and including 1:5 and 1:250. In determining whether to implement the Reverse Stock Split, and which ratio to implement, if any, the Board may consider, among other factors:

●	the historical trading price and trading volume of our Common Stock;

●	the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market in the short- and long-term;

●	the continued listing requirements for our Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) or other applicable exchanges, if then applicable;

●	the number of shares of Common Stock outstanding; and

●	which Reverse Stock Split ratio would result in the least administrative cost to us; and

●	the historical trading price and trading volume of our Common Stock.

Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split

We cannot assure stockholders that if effected, the Reverse Stock Split will sufficiently increase our stock price or, that our stock will trade at a price that is equal to at least $1.00 per share for a period of 10 consecutive days or such other time as required by Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). If we are required to, and do not regain compliance with the Bid Price Rule in the required timeframe, and we are not deemed eligible for an additional period of time to regain compliance with the Bid Price Rule, our listed securities may become subject to delisting. The effect of a Reverse Stock Split on our stock price cannot be predicted with any certainty, and the history of reverse stock splits for other companies in various industries is varied, particularly since some investors may view a reverse stock split negatively. It is possible that our stock price after a Reverse Stock Split will not increase in the same proportion as the reduction in the number of shares outstanding, causing a reduction in our overall market capitalization. Further, even if we implement a Reverse Stock Split, our stock price may decline due to various factors, including our future performance and general industry, market and economic conditions. This percentage decline, as an absolute number and as a percentage of our overall market capitalization, may be greater than would occur in the absence of a Reverse Stock Split. If we fail to meet Nasdaq’s continued listing requirements, Nasdaq could suspend trading in our Common Stock and commence delisting proceedings.

If implemented by the Board, the Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs. The liquidity of our Common Stock may be negatively impacted by the reduced number of shares outstanding after the Reverse Stock Split, which would be exacerbated if the stock price does not increase following the split. In addition, a Reverse Stock Split would increase the number of stockholders owning “odd lots” of fewer than 100 shares, trading in which generally results in higher transaction costs. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity as described above.

The implementation of a Reverse Stock Split would result in an effective increase in the authorized number of shares of Common Stock available for issuance, which could, under certain circumstances, have anti-takeover implications. The additional shares of Common Stock available for issuance could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or in our management. Although the Reverse Stock Split has been prompted by business and financial considerations, and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of the Reverse Stock Split could facilitate future efforts by us to deter or prevent changes in control, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices.

Stockholders should also keep in mind that the implementation of a Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership interest (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after a Reverse Stock Split, then the actual or intrinsic value of shares held by stockholders will also proportionately decrease as a result of the overall decline in value.

Effects of a Reverse Stock Split

As of the effective date of the Reverse Stock Split:

●	a certain number of shares of Common Stock outstanding (depending on the Reverse Stock Split ratio selected by the Chief Executive Officer) will be combined, automatically and without any action on the part of the Company or its stockholders, into one new share of Common Stock;

●	no fractional shares of Common Stock will be issued; instead, stockholders who would otherwise receive a fractional share will receive a whole share in lieu of any fractional share of Common Stock (as detailed below);

●	proportionate adjustments will be made to the number of shares issuable upon the exercise or vesting of all then-outstanding stock options and warrants which will result in a proportional decrease in the number of shares of Common Stock reserved for issuance upon exercise or vesting of such stock options and warrants and, in the case of stock options, a proportional increase in the exercise price of all such stock options;

●	the number of shares of Common Stock then reserved for issuance under our equity compensation plan will be reduced proportionately; and

●	the total number of authorized shares of Common Stock will remain at 200,000,000.

The following table summarizes, for illustrative purposes only, the anticipated effects of a Reverse Stock Split on our shares available for issuance based on information as of the Record Date (unless otherwise noted below) and without giving effect to the treatment of fractional shares.

Assuming the Reverse Stock Split is implemented by the Board:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding(1)	Hypothetical Price Per Share of Common Stock(2)
Pre-Reverse Stock Split	200,000,000	5,715,122	$8.80
Post-Reverse Stock Split 1:5	200,000,000	1,143,024	$44.00
Post-Reverse Stock Split 1:10	200,000,000	571,512	$88.00
Post-Reverse Stock Split 1:25	200,000,000	228,605	220.00
Post-Reverse Stock Split 1:50	200,000,000	114,302	440.00
Post-Reverse Stock Split 1:100	200,000,000	57,151	880.00
Post-Reverse Stock Split 1:150	200,000,000	38,101	1,320.00
Post-Reverse Stock Split 1:200	200,000,000	28,576	1,760.00
Post-Reverse Stock Split 1:250	200,000,000	22,860	2,200.00

(1)	Based on 5,715,122 shares of Common Stock issued and outstanding as of September 17, 2025.
(2)	Based on a hypothetical post-split stock price calculated by multiplying the closing stock price on September 17, 2025 of $8.80 by the applicable split ratio.

A Reverse Stock Split would affect all stockholders uniformly. The effective date of the Reverse Stock Split which shall be determined and implemented, if at all, by the Board in his sole discretion, each stockholder would own a reduced number of shares of Common Stock. Percentage ownership interests, voting rights and other rights and preferences would not be affected, except to the extent that the Reverse Stock Split would result in fractional shares (as described below).

A Reverse Stock Split would not affect the registration of our Common Stock under Section 12(b) of the Exchange Act and we would continue to be subject to the periodic reporting and other requirements of the Exchange Act. Barring delisting by Nasdaq, our Common Stock would continue to be listed on Nasdaq under the symbol “DBGI,” but would have a new Committee on Uniform Securities Identification Procedures number after the effective date.

Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which a stockholder of record would otherwise be entitled, we will issue a whole share in lieu of any fractional share of Common Stock.

As of September 17, 2025, there were 66 holders of record of our Common Stock.

Procedure for Effecting a Reverse Stock Split

Beneficial Holders of Common Stock

If the Reverse Stock Split is implemented, stockholders who hold their shares through a bank, broker or other nominee would be treated in the same manner as registered stockholders who hold their shares in their names. Banks, brokers and other nominees would be instructed to effect the Reverse Stock Split for beneficial owners of such shares. However, banks, brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. Stockholders whose shares of Common Stock are held in the name of a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions regarding the procedures for implementing the Reverse Stock Split with respect to their shares.

Registered Holders of Common Stock

Registered stockholders hold shares electronically in book-entry form under the direct registration system (i.e., do not have stock certificates evidencing their share ownership but instead have a statement reflecting the number of shares registered in their accounts) and, as a result, do not need to take any action to receive post-split shares. If they are entitled to receive post-split shares, they will automatically receive, at their address of record, a transaction statement indicating the number of post-split shares held following the Effective Date.

Material U.S. Federal Income Tax Consequences

The following is a summary of material U.S. federal income tax consequences of a Reverse Stock Split to stockholders. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date of this filing, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the tax consequences described below.

We have not sought and will not seek an opinion of counsel or ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary is limited to stockholders that are U.S. holders, as defined below, and that hold our Common Stock as a capital asset (generally, property held for investment).

This summary is for general information only and does not address all U.S. federal income tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, such as, for example, brokers and dealers in securities, currencies or commodities, banks and financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, governmental organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the U.S., insurance companies, persons holding shares of our Common Stock as part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell shares of our Common Stock under the constructive sale provisions of the Code, persons that hold more than 5% of our Common Stock, persons that hold our Common Stock in an individual retirement account, 401(k) plan or similar tax-favored account or partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities.

This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), the Medicare tax on net investment income, the alternative minimum tax or any U.S. state, local or foreign tax consequences. This summary also does not address any U.S. federal income tax considerations relating to any other transaction other than the Reverse Stock Split.

For purposes of this summary, a “U.S. holder” means a beneficial owner of our Common Stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (1) it is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of our Common Stock is a partner of a partnership holding shares of our Common Stock, such holder should consult his or her own tax advisor.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Stockholders are urged to consult their own tax advisor with respect to the application of U.S. federal income tax laws to their particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization, except as described below with respect to cash received in lieu of a fractional share, a U.S. holder will not recognize any gain or loss for U.S. federal income tax purposes upon the Reverse Stock Split. In the aggregate, a U.S. holder’s tax basis in the Common Stock received pursuant to the Reverse Stock Split (excluding the portion of the tax basis that is allocable to any fractional share) will equal the U.S. holder’s tax basis in its Common Stock surrendered in the Reverse Stock Split in exchange therefor, and the holding period of the U.S. holder’s Common Stock received pursuant to the Reverse Stock Split will include the holding period of the Common Stock surrendered in the Reverse Stock Split in exchange therefor.

In general, a U.S. holder who receives a cash payment in lieu of a fractional share will recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s tax basis of the Common Stock surrendered in the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in its Common Stock surrendered in the Reverse Stock Split is more than one year as of the date of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

U.S. holders that have acquired different blocks of our Common Stock at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted basis among, and the holding period of, our Common Stock.

Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share made pursuant to the Reverse Stock Split unless such U.S. holder is an exempt recipient and timely and properly establishes with the applicable withholding agent the exemption. In addition, payments of cash in lieu of a fractional share made pursuant to the Reverse Stock Split may, under certain circumstances, be subject to backup withholding, unless a U.S. holder timely provides to the applicable withholding agent proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that the U.S. holder timely furnishes the required information to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Accounting Consequences

The par value per share of our Common Stock will remain unchanged at $0.0001 per share following a Reverse Stock Split. As a result, as of the Effective Date, the stated capital on our balance sheets attributable to Common Stock will be reduced proportionally based on the Reverse Stock Split ratio, and the additional paid-in capital will be credited with the amount by which the capital is reduced. The net income or loss per share of Common Stock will be increased as a result of the fewer shares of common stock outstanding. The Reverse Stock Split will be reflected retroactively in our consolidated financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the projected beneficial ownership of our Common Stock as of October 23, 2025 by the following individuals or groups:

●	each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

●	each of our executive officers;

●	each of our directors and director nominees; and

●	all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities in question. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of our Common Stock held by them.

Shares of Common Stock issuable pursuant to a stock option, warrant or convertible note that is currently exercisable or convertible, or is exercisable or convertible within 60 days after the date of determination of ownership, are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of the holder of the stock option, warrant or convertible note but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

The applicable percentage ownership in the following table is based on 5,726,930 shares of our Common Stock outstanding as of October 23, 2025.

Unless otherwise indicated, the address for each officer, director and director nominee in the following table is c/o Digital Brands Group, Inc., 1400 Lavaca Street, Austin, TX 78701.

	Number of
	Shares	Percentage of
	Beneficially	Shares
Name of Beneficial Owner	Owned	Outstanding
Executive Officers and Directors
John “Hil” Davis(1)	18	*
Reid Yeoman(2)	1	*
Mark Lynn(3)	3	*
Trevor Pettenude(4)	1	*
Jameeka Aaron	0	*
Huong “Lucy” Doan	0	*
All executive officers, directors and director nominees as a group (6 persons) (5)	23	*

*	Less than one percent.

(1)	Represents options exercisable at $518,750 per share.

(2)	Represents options to acquire up to 1 share of Common Stock, exercisable at $518,750 per share.

(3)	Includes options to acquire up to 3 shares of Common Stock exercisable between $195,000 and $410,000 per share.

(4)	Includes options to acquire up to 1 share of Common Stock exercisable between at $195,000.

(5)	Includes options to acquire up to 23 shares of Common Stock.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been our officer or director, or to our knowledge, any of their associates, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon. None of our directors opposed the actions to be taken by the Company.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 1400 Lavaca Street, Austin, Texas 78701.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current Stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the Stockholders of the Company only for information purposes in connection with the Majority Stockholders’ approval of the Reverse Stock Split and Nevada Reincorporation, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the SEC. Such reports and other information may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the web site is www.sec.gov.

By Order of the Board of Directors,

John Hilburn Davis IV
Chairman of the Board of Directors
November __, 2025

Exhibit A

Form of Plan of Conversion

FORM OF

PLAN OF CONVERSION

OF

DIGITAL BRANDS GROUP, INC.

This Plan of Conversion (this “Plan of Conversion”) is adopted as of _____, 2025 to convert Digital Brands Group, Inc., a Delaware corporation (the “Converting Entity”), to a Nevada corporation to be known as “Digital Brands Group, Inc.” (the “Converted Entity”).

1. Converting Entity. The Converting Entity is a corporation organized under the General Corporation Law of the State of Delaware (as amended, the “DGCL”).

2. Converted Entity. The Converted Entity shall be a corporation organized under Chapter 78 of the Nevada Revised Statutes (as amended, the “NRS”). The name of the Converted Entity shall be Digital Brands Group, Inc.

3. The Conversion. The Converting Entity shall be converted to the Converted Entity (the “Conversion”) pursuant to Section 92A.195 of the NRS and Section 266 of the DGCL.

4. Filing of Conversion Documents; Effective Time. As soon as practicable following the satisfaction of the conditions set forth in Section 9, if this Plan of Conversion shall not have been terminated prior thereto as provided in Section 12, the Converting Entity shall cause (i) articles of conversion meeting the requirements of Section 92A.205 of the NRS (the “Articles of Conversion”) to be properly executed and filed in accordance with such section and (ii) a certificate of conversion meeting the requirements of Section 266 of the DGCL (the “Certificate of Conversion”) to be properly executed and filed in accordance with such section, and otherwise make all other filings or recordings as required by the NRS or DGCL in connection with the Conversion. The Conversion shall become effective at the time designated in the Articles of Conversion and Certificate of Conversion as the effective time of the Conversion (the “Effective Time”).

5. Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation and Bylaws of the Converted Entity, in the forms attached hereto as Exhibit A and Exhibit B, respectively, shall govern the Converted Entity until amended in accordance with their respective terms and applicable law.

6. Directors and Officers. At the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or Converted Entity, or their respective stockholders, (i) the Board of Directors of the Converted Entity will consist of the same directors as the Converting Entity as of immediately prior to the Effective Time, each director to serve until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal; (ii) the chair of the Board of Directors of the Converting Entity as of immediately prior to the Effective Time shall be the chair of the Board of Directors of the Converted Entity, to serve at the pleasure of the Board of Directors of the Converted Entity; (iii) each committee of the Board of Directors of the Converting Entity as of immediately prior to the Effective Time shall be constituted as a committee of the Board of Directors of the Converted Entity on the same terms and with the same powers and authority as the applicable committee of the Board of Directors of the Converting Entity as of immediately prior to the Effective Time, and the members of each committee of the Board of Directors of the Converting Entity as of immediately prior to the Effective Time shall be the members of each such committee of the Board of Directors of the Converted Entity, each to serve at the pleasure of the Board of Directors of the Converted Entity until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal; and (iv) the officers of the Converted Entity shall be the same officers as the Converting Entity as of immediately prior to the Effective Time (and any designation as an “executive officer” under Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or “officer” for purposes of Section 16 of the Exchange Act shall remain in effect), each to serve until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal; provided that, for the avoidance of doubt, in all cases, the governing laws of the state of Nevada, and not the state of Delaware, shall apply.

7. Effect on Capital Stock of Converting Entity. At the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity, the Converted Entity or any other person, each share of Common Stock, par value $0.0001 per share, of the Converting Entity issued and outstanding or held in treasury immediately prior to the Effective Time shall be automatically converted into one (1) share of Common Stock, par value $0.0001 per share, of the Converted Entity. At and after the Effective Time: (x) all of the outstanding certificates (if applicable) that immediately prior to the Effective Time represented issued and outstanding shares of Common Stock of the Converting Entity shall be deemed for all purposes to evidence ownership of and to represent shares of Common Stock of the Converted Entity and shall be so registered on the books and records of the Converted Entity and its transfer agent; and (y) all of the issued and outstanding shares of Common Stock of the Converting Entity that are in uncertificated book-entry form shall automatically become the number and class or series of shares of the Converted Entity into which such shares of the Converting Entity have been converted as herein provided in accordance with the customary procedures of the Converting Entity’s transfer agent.

8. Effect on Other Securities of Converting Entity. At the Effective Time, any warrant, option, restricted stock unit, equity or equity-based award, or other right to acquire any shares of, or of any instrument to convert into or based on the value of, the Common Stock of the Converting Entity or other equity security of the Converting Entity, whether vested or unvested, which is outstanding immediately prior to the Effective Time (each, a “Convertible Security”), shall from and after the Effective Time, constitute a warrant, option, restricted stock unit, equity or equity-based award or other right to acquire any shares of, or of any instrument to convert into or based on the value of, the same amount of the Common Stock of the Converted Entity or other equity securities of the Converted Entity, respectively, and, if applicable, with the same exercise or purchase price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other terms and conditions of the applicable Convertible Security immediately prior to the Effective Time.

9. Conditions Precedent. Completion of the Conversion is subject to the following conditions:

(a) the resolution of the Board of Directors of the Converting Entity (the “Board of Directors”) approving the conversion of the Converting Entity to the Converted Entity pursuant to and in accordance with applicable law and this Plan of Conversion shall have been adopted and approved by the affirmative vote or consent of a majority of the aggregate voting power of the shares of the Common Stock of the Converting Entity outstanding and entitled to vote thereon; and

(b) other than the filing of the Articles of Conversion and the Certificate of Conversion provided for under Section 4, any other regulatory or contractual approvals that the Board of Directors in its sole discretion determines to obtain shall have been so obtained and be in full force and effect.

All of the foregoing conditions are non-waivable, except that the condition set forth in Section 9(b) may be waived by the Board of Directors, and any determination by the Board of Directors prior to the Effective Time concerning the satisfaction or waiver of any condition set forth in this Section 9 shall be final and conclusive.

10. Effect of Conversion. From and after the Effective Time, the Conversion shall, for all purposes of the laws of the State of Delaware, have the effects set forth in Section 266(h) of the DGCL and shall, for all purposes of the laws of the State of Nevada, have the effects set forth in NRS 92A.250(3).

11. Record of Conversion. A copy of this Plan of Conversion will be kept at the principal place of business of the Converted Entity and, upon the request of any stockholder of the Converting Entity, a copy of this Plan of Conversion shall promptly be delivered to such stockholder.

12. Termination; Abandonment. At any time before the Effective Time, whether before or after approval of the Conversion by the requisite stockholders of the Converting Entity as described above, this Plan of Conversion may be terminated and the Conversion may be abandoned, or the consummation of the Conversion may be deferred for a reasonable period of time if, in the opinion of the Board of Directors, such action would be in the best interests of the Converting Entity and its stockholders. In the event of termination of this Plan of Conversion, this Plan of Conversion shall become void and of no effect.

13. Plan of Reorganization. It is intended that the Conversion qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”) (and any similar provision of state or local law). This Plan of Conversion shall constitute, and is adopted as, a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.

[Remainder of Page Intentionally Left Blank]

This Plan of Conversion has been adopted by the Board of Directors of Digital Brands Group, Inc. as of the date set forth above.

Digital Brands Group, Inc.

By:
Name:	John Hilburn Davis IV
Title:	Chief Executive Officer

[Signature Page to Plan of Conversion of Digital Brands Group, Inc.]

Exhibit A

Articles of Incorporation

[see attached]

Exhibit B

Bylaws

[see attached]

Exhibit B

Form of Nevada Articles of Incorporation

ARTICLES OF INCORPORATION

OF

DIGITAL BRANDS GROUP, INC.

ARTICLE I

The name of the corporation is DIGITAL BRANDS GROUP, INC. (the “Corporation”). The Corporation is the resulting entity in the conversion of DIGITAL BRANDS GROUP, INC., a Delaware corporation, into a Nevada corporation, and is a continuation of the existence thereof pursuant to Chapter 92A of the Nevada Revised Statutes (as amended from time to time, the “NRS”).

ARTICLE II

The address, including street, number, city and county, of the registered office of the Corporation in the State of Nevada is __________________; and the name of the registered agent of the Corporation in the State of Nevada at such address is __________________.

ARTICLE III

The nature of the business and of the purposes to be conducted and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Chapter 78 of the NRS.

ARTICLE IV

The total number of shares which the Corporation shall have the authority to issue is 210,000,000 shares, comprised of two classes of capital stock to be designated as common stock (“Common Stock”) and preferred stock (“Preferred Stock”).

The total number of shares of Common Stock the Corporation shall have authority to issue is 200,000,000 shares, par value $0.0001 per share.

The total number of shares of Preferred Stock the Corporation shall have authority to issue is 10,000,000 shares, par value $0.0001 per share.

The Preferred Stock authorized by this Articles of Incorporation may be issued in classes or series.

The Board of Directors of the Corporation (the “Board of Directors”) is authorized, subject to any limitations prescribed by the law of the State of Nevada, to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by the law of the State of Nevada, the rights, preferences and limitations of each series or class of the Preferred Stock by filing a certificate of designation pursuant to the applicable law of the State of Nevada, and the relative rights, preferences and limitations between or among such series include, but are not limited to:

(l) the designation of each series and the number of shares that shall constitute the series;

(2) the rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;

(3) whether shares of each series may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(4) sinking fund provisions, if any, for the redemption or purchase of shares of each series which is redeemable;

(5) the amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment; and

(6) the voting rights, if any, in the shares of each series and any conditions upon the exercising of such rights.

ARTICLE V

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under applicable provisions of Nevada law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under applicable provisions of Nevada law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE VI

In furtherance and not in limitation of the powers conferred upon it by Nevada law, the power to make, alter, or repeal the Bylaws, and to adopt any new Bylaw, shall be vested in the Board of Directors.

ARTICLE VII

To the fullest extent permitted by the NRS, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable: (1) for any breach of the directors’ duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for any transaction from which the director derived any improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Articles of Incorporation inconsistent with this Article, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

ARTICLE VIII

The Corporation shall, to the fullest extent permitted by NRS, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

IN WITNESS WHEREOF, these Articles of Incorporation has been signed on behalf of the Corporation by its duly authorized officer on ______, 2025.

By:
Name:	John Hilburn Davis IV
Title:	Chief Executive Officer

Exhibit C

Form of Nevada Bylaws

BYLAWS

OF

DIGITAL BRANDS GROUP, INC.

(a Nevada corporation)

ARTICLE I

Corporate Offices

1.1 Registered Office. The registered office of Digital Brands Group, Inc. shall be the street address of the corporation’s registered agent in the State of Nevada, as determined by the corporation’s board of directors (the “Board”) from time to time in accordance with the corporation’s articles of incorporation, as the same may be amended from time to time (the “Articles of Incorporation”) and these bylaws, as the same may be amended from time to time (these “Bylaws”).

1.2 Other Offices. The Board may at any time establish other offices at any place or places where the corporation is qualified to do business either within or outside the State of Nevada.

ARTICLE II

Stockholders’ Meetings

2.1. Places of Meetings. All meetings of stockholders shall be held at such place or places in or outside of the State of Nevada as the Board may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the Nevada Revised Statutes (as amended from time to time, the “NRS”). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Chapter 78.320 of the NRS. In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2. Annual Meetings. The annual meeting of stockholders shall be held on such date, time and place, either within or without the State of Nevada and may be designated by resolution of the Board each year. At the meeting, directors shall be elected, and any other proper business may be transacted. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote at his address as it appears on the records of the corporation not less than the minimum nor more than the maximum number of days permitted under the NRS prior to the scheduled date thereof, unless such notice is waived as provided by Section 8.2 of Article VIII of these Bylaws.

2.3. Special Meetings. A special meeting of stockholders may be called at any time at the request of any member of the Board or the chief executive officer, and shall be called by the chief executive officer or the secretary or an assistant secretary at the written request of the holders of at least 25% of the total number of shares of stock then outstanding and entitled to vote, stating the specific purpose or purposes thereof. Written notice of the time, place and specific purposes of such meetings shall be given by mail, e-mail, or facsimile to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation not less than 10 days nor more than 60 days prior to the scheduled date thereof, unless such notice is waived as provided in Section 8.2 of Article VIII of these Bylaws. Nothing contained in this Section 2.3 of Article II shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board or the chief executive officer may be held.

2.4. Meetings Without Notice. Meetings of the stockholders may be held at any time without notice when all the stockholders entitled to vote thereat are present in person or by proxy.

2.5. Voting. At all meetings of stockholders, each stockholder entitled to vote on the record date as determined under Section 2.7 of this Article II, or if not so determined as prescribed under the NRS, shall be entitled to one vote for each share of stock standing on record in his name, subject to any restrictions or qualifications set forth in the Articles of Incorporation.

2.6. Quorum. At any stockholders’ meeting, a majority of the number of shares of stock outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum, but a smaller interest by act of either (x) the chairperson of the meeting or (y) the stockholders entitled to vote at the meeting, may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitation as may be imposed under the NRS. When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote present thereat shall decide any question brought before such meeting unless the question is one upon which a different vote is required by express provision of the NRS, the Articles of Incorporation, any stockholders agreement to which the corporation is a party, or these Bylaws, in which case such express provision shall govern.

2.7. List of Stockholders. At least 10 days before every meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of, and the number of shares registered in the name of, each stockholder, shall be prepared by the secretary or the transfer agent in charge of the stock ledger of the corporation. Such list shall be open for examination by any stockholder as required by the NRS. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the corporation or to vote in person or by proxy at such meeting.

2.8. Consents in Lieu of Meeting. Unless otherwise provided in the Articles of Incorporation or by the NRS, any action required by the NRS to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if: (i) a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and (ii) prompt notice of the taking of such action by less than unanimous written consent is given to the other stockholders to the extent and in the manner required by the NRS.

ARTICLE III

Board of Directors

3.1. Number and Qualification. The Board shall be elected at each annual meeting of stockholders, each director so elected to serve until the election and qualification of his successor or until his earlier death, resignation or removal as provided in these Bylaws. Subject to the terms of the Articles of Incorporation and any stockholders agreement to which the corporation is a party, the Board shall consist of not less than one (1) director. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time solely by resolution of the majority of the Board. As of the date of the initial adoption of these Bylaws, the Board shall consist of five (5) directors. In case of any increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and, except as otherwise required by the Articles of Incorporation or any stockholders agreement to which the corporation is a party, shall be filled in the manner prescribed in Article III, Section 11 of these Bylaws. No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires. Directors need not be stockholders.

3.2. Powers. The business and affairs of the corporation shall be carried on by or under the direction of the Board, which shall have all the powers authorized by the NRS, subject to such limitations as may be provided by the Articles of Incorporation, these Bylaws or by any stockholders agreement to which the corporation is a party.

3.3. Compensation. The Board may from time to time by resolution authorize the payment of fees or other compensation to the directors for services to the corporation, including, but not limited to, fees for attendance at all meetings of the Board or of the executive or other committees, and determine the amount of such fees and compensation. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board or the executive committee.

3.4. Meetings and Quorum. Meetings of the Board may be held either in or outside of the State of Nevada. Subject to the terms of the Articles of Incorporation, a quorum shall be a majority of the directors then in office, but not less than two directors unless a Board of one director is authorized under the NRS in which event one director shall constitute a quorum. A director will be considered present at a meeting, even though not physically present, to the extent and in the manner authorized by the NRS. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

The Board elected at any annual stockholders’ meeting shall, at the close of that meeting and without further notice if a quorum of directors be then present, or as soon thereafter as may be convenient, hold a meeting for the election of officers and the transaction of any other business. Subject to the terms of the Articles of Incorporation, at such meeting the Board shall elect a chief executive officer, a president, a secretary and a treasurer, and such other officers as it may deem proper, none of whom except the chairman of the Board, if elected, need be members of the Board.

The Board may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the chief executive officer or by the secretary or an assistant secretary upon the written request of any director.

Notice of each meeting, other than a regular meeting (unless required by the Board), shall be given to each director by mailing the same to each director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephone or telegraph at least one day before the meeting unless, in case of exigency, the chairman of the Board, the chief executive officer or the secretary shall prescribe a shorter notice to be given personally or by telephone, telegraph, cable or wireless to all or any one or more of the directors at their respective residences or places of business.

Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the NRS, the Articles of Incorporation, these Bylaws, or the Board.

3.5. Record Dates.

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix in advance a record date which, in the case of a meeting, shall not be less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting permitted under the NRS and which, in the case of any other action, shall be not more than the maximum number of days permitted under the NRS.

(b) If no such record date is fixed by the Board, the record date shall be that prescribed by the NRS.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

3.6. Executive Committee. Subject to the terms of any stockholder’s agreement to which the corporation is a party, the Board may by resolution passed by a majority of the whole Board provide for an executive committee of two or more directors and shall elect the members thereof to serve at the pleasure of the Board and may designate one of such members to act as chairman. Subject to the terms of any stockholder’s agreement to which the corporation is a party, the Board may at any time change the membership of the committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of the executive committee, or dissolve it.

During the intervals between the meetings of the Board, the executive committee shall possess and may exercise any or all of the powers of the Board in the management or direction of the business and affairs of the corporation and under these Bylaws to the extent authorized by resolution adopted by a majority of the whole Board and to such limitations as may be imposed by the NRS and the Articles of Incorporation.

The executive committee may determine its rules of procedure and the notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary. Subject to the terms of the Articles of Incorporation, a majority of the members of the committee shall constitute a quorum.

3.7. Other Committees. Subject to the terms of the Articles of Incorporation, the Board may by resolution provide for such other committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board. No such committee, however, shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the NRS to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any Bylaw of the corporation.

3.8. Conference Telephone Meetings. Any one or more members of the Board or any committee thereof may participate in meetings by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person of the meeting.

3.9. Action Without Meetings. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting to the extent and in the manner authorized by the NRS.

3.10. Removal of Directors. Unless otherwise restricted by statute, the Articles of Incorporation, or these Bylaws, or any stockholder’s agreement to which the corporation is a party, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

3.11. Vacancies. Except as otherwise provided in the Articles of Incorporation or any stockholders agreement to which the corporation is a party, a vacancy in any directorship occurring by reason of death, resignation, removal, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board.

ARTICLE IV

Officers

4.1. Titles and Election. The officers of the corporation shall be comprised of a chief executive officer, a president, a secretary, a treasurer, a chief financial officer, and such other officers with such titles as the Board shall determine, who shall initially be elected as soon as convenient by the Board and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the Board following each annual stockholders’ meeting, each of whom shall hold office at the pleasure of the Board except as may otherwise be approved by the Board or the executive committee, or until their earlier death, resignation, removal under these Bylaws or other termination of their employment. Any person may hold more than one office if the duties can be consistently performed by the same person, and to the extent permitted by the NRS. Subject to the terms of the Articles of Incorporation or any stockholders agreement to which the corporation is a party, the Board, in its discretion, may also at any time elect or appoint a chairman of the Board, who shall be a director, and one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board, except as may otherwise be approved by the Board or the executive committee, or until their earlier death, resignation, removal or other termination of employment as shall be prescribed or determined by the chief executive officer. The Board may require any officer or other employee or agent to give bond for the faithful performance of his duties in such form and with such sureties as the Board may require.

4.2. Duties. Subject to such extension, limitations, and other provisions as the Board, these Bylaws or the Articles of Incorporation may from time to time prescribe or determine, the following officers shall have the following powers and duties:

(a) Chairman of the Board. The Chairman of the Board, when present, shall preside at all meetings of the stockholders and of the Board and shall have such other powers and perform such other duties as the Board may prescribe from time to time.

(b) Chief Executive Officer. Subject to the authority of the Board, the chief executive officer shall have general supervision and control of the corporation’s business and shall exercise the powers and authority and perform the duties commonly incident to his office and shall, in the absence of the chairman of the Board, preside at all meetings of the stockholders and of the Board if he is a director, and shall perform such duties as the Board shall specify from time to time. The chief executive officer, unless some other person is thereunto specifically authorized by the Board, shall have authority to sign all bonds, debentures, promissory notes, deeds and contracts of the corporation.

(c) President. The president shall perform such duties as may be assigned to him from time to time by the Board or the chief executive officer. In the absence or disability of the chief executive officer, the president may, unless otherwise determined by the Board, exercise the powers and perform the duties pertaining to the office of chief executive officer.

(d) Vice President(s). The vice president or vice presidents shall perform such duties as may be assigned to them from time to time by the Board, the chief executive officer or the president.

(e) Treasurer. The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, shall keep or cause to be kept regular books of account for the corporation and shall perform such other duties and possess such other powers as are incident to the office of treasurer, or as shall be assigned to him by the chief executive officer, the president or by the Board.

(f) Assistant Treasurer(s). During the absence or disability of the treasurer, the assistant treasurer, if one is elected, or if there are more than one, the one so designated by the treasurer, the chief executive officer, the president or by the Board shall have all the powers and functions of the treasurer.

(g) Secretary. The secretary shall cause notices of all meetings to be served as prescribed in these Bylaws or by statute, shall keep or cause to be kept the minutes of all meetings of the stockholders and of the Board, shall have charge of the corporate records and seal of the corporation and shall keep a register of the post office address of each stockholder which shall be furnished to him by such stockholder. He shall perform such other duties and possess such other powers as are incident to the office of secretary or as are assigned by the chief executive officer, the president or by the Board.

(h) Assistant Secretaries. During the absence or disability of the secretary, the assistant secretary, if one is elected, or if there are more than one, the one so designated by the secretary, the chief executive officer, the president or by the Board shall have all the powers and functions of the secretary.

(i) Chief Financial Officer. The chief financial officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board, the chief executive officer or the president. Unless otherwise designated by the Board, the chief executive officer shall be the Treasurer of the corporation.

4.3. Delegation of Duties. In case of the absence of any officer of the corporation, or for any other reason that may seem sufficient to the Board, the Board may delegate the powers and duties of such officer, for the time being, to any other officer, or to any director.

ARTICLE V

Stock Certificates

5.1. Certificates Representing Stock. The shares of the corporation may be certificated or uncertificated, as provided under the NRS, and shall be entered in the books of the corporation and recorded as they are issued. Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the chairman of the Board or by the president or any vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation. Any or all of the signatures on any such certificate may be in electronic format if authorized under the NRS.

In case any officer, transfer agent or registrar who has signed or whose electronic signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

5.2. Transfer of Stock. Subject to the terms of any stockholders agreement to which the corporation is a party and applicable law, shares of the capital stock of the corporation shall be transferable only upon the books of the corporation: (i) in the case of shares represented by a certificate, by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the corporation or its transfer agent may reasonably require; and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof.

The Board or chief executive officer may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock in any manner not prohibited by the NRS.

5.3. Lost Certificates. Subject to the terms of any agreement to which the corporation is a party, in case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board or the executive committee or by the chief executive officer if the Board or the executive committee does not do so.

ARTICLE VI

Fiscal Year, Bank Deposits, Checks, etc.

6.1. Fiscal Year. The fiscal year of the corporation shall be as fixed by the Board.

6.2. Bank Deposits, Checks, etc. The funds of the corporation shall be deposited in the name of the corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board or the executive committee, or by such officer or officers as the Board or the executive committee may authorize to make such designations.

All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board or the executive committee. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

ARTICLE VII

Books and Records

7.1. Location of Books. Unless otherwise expressly required by the NRS, the books and records of the corporation may be kept outside of the State of Nevada.

7.2. Examination of Books. Except as may otherwise be provided by the NRS, the Articles of Incorporation, or these Bylaws the Board shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the Board, or as set forth in any agreement to which the corporation is a party.

ARTICLE VIII

Notices

8.1. Requirements of Notice. Whenever notice is required to be given by statute, the Articles of Incorporation or these Bylaws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office, letter box, or mail chute postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

8.2. Waivers. Any stockholder, director or officer may, in writing or by telegram, cable or by electronic transmission at any time waive any notice or other formality required by statute, the Articles of Incorporation or these Bylaws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any stockholders’ meeting and presence of any director at any meeting of the Board shall constitute a waiver of such notice as may be required by any statute, the Articles of Incorporation or these Bylaws.

ARTICLE IX

Notice by Electronic Transmission

9.1. Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the NRS, the Articles of Incorporation or these Bylaws, to the to the fullest extent permitted by law, any notice to stockholders given by the corporation under any provision of the NRS, the Articles of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

(i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

(ii) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the previous preceding paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

9.2. Definition Of Electronic Transmission. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process (as defined in NRS Chapter 75).

ARTICLE X

Powers of Attorney

10.1. The Board or the executive committee may authorize one or more of the officers of the corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the corporation, with or without power of substitution.

10.2. In the absence of any action by the Board or the executive committee, the chief executive officer or the secretary of the corporation may execute for and on behalf of the corporation waivers of notice of stockholders’ meetings and proxies for such meetings in any company in which the corporation may hold voting securities.

ARTICLE XI

Indemnification

11.1. Indemnification of Directors and Officers. The corporation shall indemnify and hold harmless, to the fullest extent permitted by NRS as it presently exists or may hereafter be amended, any director or officer of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit, or proceeding. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board.

11.2. Indemnification of Others. The corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit, or proceeding.

11.3. Prepayment of Expenses. The corporation shall pay the expenses incurred by any officer or director of the corporation, and may pay the expenses incurred by any employee or agent of the corporation, in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article XI or otherwise.

11.4. Determination; Claim. If a claim for indemnification or payment of expenses under this Article XI is not paid in full within sixty days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

11.5. Non-Exclusivity of Rights. The rights conferred on any person by this Article XI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

11.6. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the NRS.

11.7. Other Indemnification. The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

11.8. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE XII

Amendments

12.1. Subject to the provisions of the Articles of Incorporation, any stockholder’s agreement to which the corporation is a party, and the provisions of the NRS, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the affirmative vote of (i) a majority of the directors present at any regular or special meeting of the Board at which a quorum is present or (ii) the holders of at least 66 2/3% of the voting power of all of shares of capital stock of the corporation issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class.

ARTICLE XIII

Conflicts

13.1. In the event of any conflict between these Bylaws and the Articles of Incorporation, the Articles of Incorporation shall govern.

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